SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2003

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

1-14880 (Commission File Number)	(IRS Employer Identification No.)

Suite 3123, Three Bentall Centre, Burrard Street
Vancouver, British Columbia V7X 1J1
And
4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292
(Address of principal executive offices)

(604) 609-6100

(Registrant’s telephone number, including area code)

_____________________NO CHANGE________________

(Former name or former address, if changed since last report)

ITEM 5. Other Events

     We announced yesterday that Frank Giustra, the Chairman of our Board of Directors, sold 2,500,000 of his shares of the company to ENT Holding Corporation. In addition, Mr. Giustra and two other members of our board resigned as directors. Their replacements have been appointed. See our press release dated May 14, 2003 that is attached as Exhibit 99 to this report.

ITEM 7. Exhibits

99.	Press release dated May 14, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

Date: May 15, 2003	By:	/s/ James Keegan Name: James Keegan Title: Chief Financial Officer